Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Southern National Bancorp of Virginia, Inc.

We consent to the use of our report on the balance sheet of 1st Service Bank at December 31, 2005 and the statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2005, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Thompson, Greenspon & Co., P.C.

Fairfax, Virginia

September 18, 2006